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                                                            Exhibit 10.(iii)-10
                                FIRST AMENDMENT
                                     TO THE
                        BALLY ENTERTAINMENT CORPORATION
                       MANAGEMENT RETIREMENT SAVINGS PLAN
                       ----------------------------------


   This First Amendment to the Bally Entertainment Corporation Management Retirement Savings Plan (the "Plan") is made by Bally Entertainment Corporation (the "Company") effective July 1, 1995. The Plan is amended as follows:


   Effective as of the date written above, Section 4.3 shall be deleted in its entirety and replaced by the following:

  4.3 COMPANY MATCHING CONTRIBUTIONS. With respect to the first 15% of Base and/or Bonus Compensation that a Participant chooses to defer for a Compensation Year, the Company, or his Employer, will credit the Participant's Regular Matching Account with a Company Matching Contribution which matches the Participant's Base and/or Bonus Compensation deferrals at a rate of 50%.

       Base and/or Bonus Compensation deferrals made at a rate greater than 15% for a Compensation Year shall not be matched.

       Company Matching Contributions for a Participant for each Compensation Year shall be credited to his Regular Matching Account.

   The portions of the Plan unaffected by this First Amendment shall remain in full force and effect.

        The undersigned has executed this First Amendment on the date first written above.

                                        BALLY ENTERTAINMENT CORPORATION


                                        By:  Carol S. DePaul
                                        Its: Secretary